June 29, 2000



KeySpan Corporation
One MetroTech Center
Brooklyn, New York  11201

           Re: The KeySpan Energy 401K Plan for Management Employees and the KeySpan Energy 401K Plan for Union Employees

Ladies and Gentlemen:

           As Senior Vice President and General Counsel of KeySpan Corporation, a New York corporation (the "Company"), I am familiar with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 6,200,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable pursuant to the KeySpan Energy 401K Plan for Management Employees and the KeySpan Energy 401K Plan for Union Employees (the "Plans"). The Common Stock represents authorized and unissued shares of the Company's common stock.

           I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion.

           On the basis of the foregoing, I am of the opinion that:

            (i) the Company has taken all necessary corporate action to authorize the issuance of the Common Stock;

           (ii) the shares of Common Stock to be issued pursuant to the Plans are validly authorized and when issued and delivered in accordance with the terms of the Plans, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

           No opinion is expressed herein as to the laws of any jurisdiction other than the Federal laws of the United States of America and, to the extent required by the foregoing opinion, the Business Corporation Law of the State of New York.

           The foregoing opinion is delivered to you in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

           I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

           I wish to call to your attention that the fair market value of all securities of the Company that I beneficially own, have received or will receive, or which are subject to options, warrants or other rights that I have received or will receive, exceeds $50,000.


                                                     Very truly yours,

                                                     /s/Steven L. Zelkowitz
                                                     ----------------------
                                                     Steven L. Zelkowitz, Esq.
                                                     Senior Vice President and
                                                     General Counsel